Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FOURTH QUARTER 2012 RESULTS

•	Net sales $62.8 million.

•	Adjusted EBITDA $(1.1) million.

•	Gross margin 28.3%.

CARSON, California, March 25, 2013— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the fourth quarter ended December 29, 2012 (“Q4 2012”) of $62.8 million compared with the fourth quarter ended December 31, 2011 (“Q4 2011”) net sales of $77.2 million, a decrease of 18.6% from Q4 2011 net sales. Q4 2012 net loss was $30.8 million or $0.99 per share, compared with Q4 2011 net loss of $7.0 million or $0.23 per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense, impairment losses, legal costs related to intellectual property rights, loss on debt extinguishment and restructuring costs) of $(1.1) million for Q4 2012 compared to $1.9 million for Q4 2011. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

For the fiscal year ended December 29, 2012, the Company generated net sales of $304.0 million compared with the fiscal year ended December 31, 2011 net sales of $327.1 million, a decrease of 7.0% from the prior year’s net sales. Net loss for fiscal year 2012 was $36.0 million or $1.17 per share, compared with net loss of $15.1 million or $0.50 per share. The Company generated Adjusted EBITDA of $9.4 million for fiscal year 2012 compared to $16.3 million for fiscal year 2011. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“We continue to push through this challenging time by taking necessary steps, including reducing operating costs and implementing strategies for increasing customer traffic, to return to profitable growth” stated Shane Evangelist.

Q4 2012 Financial Highlights

•

Net sales decreased $14.4 million, or 18.6%, for Q4 2012 compared to Q4 2011. Our Q4 2012 net sales consisted of online sales, representing 89.8% of the total (compared to 94.3% in Q4 2011), and offline sales, representing 10.2% of the total (compared to 5.7% in Q4 2011). The net sales decrease was primarily due to a decline of $16.4 million, or 22.5%, in online sales, partially offset by a $2.0 million, or 44.9%, increase in offline sales. Online sales decreased primarily due to a 17.7% reduction in e-commerce unique visitors and a decline in average order value by 5.7%, partially offset by an increase of 1.3% in revenue capture. Our offline sales, which consist of our Kool-Vue™ and wholesale operations, continued to show solid growth.

•

Gross profit decreased $6.0 million, or 25.4%, in Q4 2012 compared to Q4 2011. Gross margin rate decreased 2.5% to 28.3% in Q4 2012 compared to 30.8% in Q4 2011. Gross margin was unfavorably impacted by a write down of inventory slated for return to suppliers.

•

Total impairment loss was $26.4 million in Q4 2012 compared to $5.1 million for Q4 2011. Impairment losses on goodwill, property and equipment and intangible assets of $18.9 million, $1.9 million and $5.6 million, respectively, were recorded in Q4 2012 due to declines in the Company’s overall financial performance.

•

Marketing expense was $12.1 million, or 19.2%, of net sales in Q4 2012, down from $13.8 million, or 17.9%, of net sales in Q4 2011. Online advertising expense, which includes catalog costs, was $4.8 million, or 8.5%, of online sales for Q4 2012, compared to $6.9 million, or 9.5%, of online sales for Q4 2011. Marketing expense, excluding online advertising, was $7.3 million, or 11.6%, of net sales for Q4 2012, compared to $6.9 million, or 9.0%, of net sales for Q4 2011. Online advertising expense decreased due to reduction of catalog advertising costs of $0.5 million and non-catalog online advertising expenses of $1.6 million. Marketing expenses, excluding online advertising, increased primarily due to higher depreciation and amortization expense related to software deployments.

•

General and administrative expense was $4.3 million, or 6.9%, of net sales in Q4 2012, down from $6.2 million, or 8.1%, of net sales for Q4 2011. The decrease of $1.9 million, or 30.1%, for Q4 2012 compared to Q4 2011, was primarily due to WAG restructuring costs of $0.8 million in Q4 2011 compared to none in Q4 2012 and lower depreciation and amortization expense and merchant fees in Q4 2012.

•	Fulfillment expense was $5.0 million, or 8.0%, of net sales in Q4 2012 compared to $5.1 million, or 6.6%, of net sales in Q4 2011.

•	Technology expense was $1.4 million, or 2.3%, of net sales in Q4 2012, compared to $1.7 million, or 2.3%, of net sales in Q4 2011.

•	Capital expenditures for Q4 2012 were $2.3 million.

•	Cash and cash equivalents and investments were $1.1 million and total debt was $16.2 million as of December 29, 2012 compared to $1.1 million and $17.1 million as of September 29, 2012.

Q4 2012 Operating Metrics

	Q4 2012	Q4 2011	Q3 2012
Conversion Rate	1.53%	1.68%	1.50%
Customer Acquisition Cost	$8.04	$9.87	$7.74
Marketing Spend (% Internet Sales)	8.6%	9.6%	7.7%
Unique Visitors (millions) [1]	33.5	40.7	38.1
Total Number of Orders (thousands)	514	682	573
Revenue Capture (% Sales) [2]	82.7%	81.4%	83.9%
Average Order Value	$108	$115	$115

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) amortization of intangible assets; (d) depreciation and amortization; (e) share-based compensation expense; (f) loss on debt extinguishment; (g) legal costs related to intellectual property rights; (h) impairment losses; and (i) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29	December 31	December 29	December 31
	2012	2011	2012	2011
Net loss	$(30,783)	$(7,020)	$(35,978)	$(15,137)
Interest expense, net	274	244	774	963
Income tax benefit	(1,230)	(1,727)	(937)	(1,512)
Amortization of intangible assets	177	345	1,189	3,673
Depreciation and amortization expense	3,671	3,494	15,204	12,695

EBITDA	(27,891)	(4,664)	(19,748)	682
Share-based compensation expense	265	660	1,673	2,607
Impairment loss on goodwill	18,854	—	18,854	—
Impairment loss on property and equipment	1,960	—	1,960	—
Impairment loss on intangible assets	5,613	5,138	5,613	5,138
Loss on debt extinguishment	—	—	360	—
Legal costs related to intellectual property rights	67	19	67	462
Restructuring costs	—	784	640	7,375

Adjusted EBITDA	$(1,132)	$1,937	$9,419	$16,264

Conference Call

The conference call is scheduled to begin at 3:00 pm Pacific Time (6:00 pm Eastern Time) on Monday, March 25, 2013. Participants may access the call by dialing 877-941-1427 (domestic) or 480-629-9664 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through April 8, 2013. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4609720.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, www.partstrain.com, www.stylintrucks.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value)

	December 29 2012	December 31 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,030	$10,335
Short-term investments	110	1,125
Accounts receivable, net of allowances of $221 and $183 at December 29, 2012 and December 31, 2011, respectively	7,431	7,922
Inventory	42,727	52,245
Deferred income taxes	39	446
Other current assets	4,176	3,548

Total current assets	55,513	75,621
Property and equipment, net	28,559	34,627
Intangible assets, net	3,227	9,984
Goodwill	—	18,854
Investments	—	2,104
Other non-current assets	1,578	1,026

Total assets	$88,877	$142,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,025	$41,303
Accrued expenses	10,485	11,565
Revolving loan payable	16,222	—
Current portion of long-term debt	—	6,250
Current portion of capital leases payable	70	135
Other current liabilities	4,738	7,702

Total current liabilities	59,540	66,955
Long-term debt, net of current portion	—	11,625
Capital leases payable, net of current portion	70	37
Deferred income taxes	314	1,596
Other non-current liabilities	1,309	1,079

Total liabilities	61,233	81,292

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 31,128 shares and 30,626 shares issued and outstanding at December 29, 2012 and December 31, 2011, respectively	31	31
Additional paid-in capital	159,781	157,140
Accumulated other comprehensive income	384	327
Accumulated deficit	(132,552)	(96,574)

Total stockholders’ equity	27,644	60,924

Total liabilities and equity	$88,877	$142,216

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 29	December 31	December 29	December 31
	2012	2011	2012	2011
Net sales	$62,848	$77,233	$304,017	$327,072
Cost of sales (1)	45,072	53,408	212,379	220,072

Gross profit	17,776	23,825	91,638	107,000

Operating expenses:
Marketing	12,079	13,832	51,416	55,785
General and administrative	4,347	6,222	19,857	31,961
Fulfillment	5,023	5,116	22,265	19,164
Technology	1,448	1,743	6,274	7,274
Amortization of intangible assets	177	345	1,189	3,673
Impairment loss on goodwill	18,854	—	18,854	—
Impairment loss on property and equipment	1,960	—	1,960	—
Impairment loss on intangible assets	5,613	5,138	5,613	5,138

Total operating expenses	49,501	32,396	127,428	122,995

Loss from operations	(31,725)	(8,571)	(35,790)	(15,995)

Other (expense) income:
Other (expense) income, net	(14)	84	20	364
Interest expense	(274)	(260)	(785)	(1,018)
Loss on debt extinguishment	—	—	(360)	—

Total other expense, net	(288)	(176)	(1,125)	(654)

Loss before income tax provision	(32,013)	(8,747)	(36,915)	(16,649)
Income tax benefit	(1,230)	(1,727)	(937)	(1,512)

Net loss	(30,783)	(7,020)	(35,978)	(15,137)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(4)	7	31	22
Unrealized gains on investments	(4)	(5)	26	56

Total other comprehensive (loss) income	(8)	2	57	78

Comprehensive loss	$(30,791)	$(7,018)	$(35,921)	$(15,059)

Basic and diluted net loss per share	$(0.99)	$(0.23)	$(1.17)	$(0.50)
Shares used in computation of basic and diluted net loss per share	31,128	30,618	30,818	30,546

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Fifty-Two Weeks Ended
	December 29	December 31
	2012	2011
Cash flows from operating activities:
Net loss	$(35,978)	$(15,137)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,204	12,695
Amortization of intangible assets	1,189	3,673
Impairment loss on goodwill	18,854	—
Impairment loss on property and equipment	1,960	—
Impairment loss on intangible assets	5,613	5,138
Deferred income taxes	(875)	(1,537)
Share-based compensation	1,673	2,607
Stock awards issued for non-employee director service	53	—
Amortization of deferred financing costs	94	147
Loss on debt extinguishment	360	—
Loss (gain) from disposition of assets	14	(12)
Changes in operating assets and liabilities
Accounts receivable	491	(2,583)
Inventory	9,520	(4,145)
Other current assets	(618)	734
Other non-current assets	(281)	—
Accounts payable and accrued expenses	(14,912)	6,218
Other current liabilities	(2,964)	2,202
Other non-current liabilities	203	378

Net cash (used in) provided by operating activities	(400)	10,378

Cash flows from investing activities:
Additions to property and equipment	(10,155)	(14,303)
Proceeds from sale of property and equipment	14	—
Cash paid for intangible assets	(34)	(74)
Proceeds from sale of marketable securities and investments	3,171	2,600
Purchases of marketable securities and investments	(8)	(572)
Change in restricted cash	—	319
Purchases of company-owned life insurance	(166)	(281)
Proceeds from purchase price adjustment	—	787

Net cash used in investing activities	(7,178)	(11,524)

Cash flows from financing activities:
Proceeds from revolving loan payable	26,731	—
Payments made on revolving loan payable	(10,509)	—
Payment of debt extinguishment costs	(175)	—
Payments made on long-term debt	(17,875)	(6,125)
Payments of debt financing costs	(407)	(74)
Payments on capital leases	(137)	(144)
Proceeds from exercise of stock options	636	384
Other	—	(141)

Net cash used in financing activities	(1,736)	(6,100)

Effect of exchange rate changes on cash and cash equivalents	9	(14)

Net change in cash and cash equivalents	(9,305)	(7,260)
Cash and cash equivalents, beginning of period	10,335	17,595

Cash and cash equivalents, end of period	$1,030	$10,335

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$1,803	$1,286
Property acquired under capital lease	104	49
Unrealized gain on investments	26	60

Supplemental disclosures of consolidated cash flow information:
Cash paid for income taxes	—	9
Cash paid for interest	495	1,099

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200